EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Kindred Healthcare, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-69646) on Form S-3 and (Nos. 333-59598, 333-62022, 333-88086, 333-116755, 333-151580 and 333-174615) on Form S-8 of Kindred Healthcare, Inc. of our report dated February 28, 2011, with respect to the consolidated balance sheets of RehabCare Group, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of earnings, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2010, which report appears in the Form 8-K of Kindred Healthcare, Inc. dated July 29, 2011.

Our report covering the December 31, 2010 consolidated financial statements of RehabCare Group, Inc. contains an explanatory paragraph that states that RehabCare Group Inc. adopted FASB Financial Accounting Standard No. 141(R), Business Combinations (included in FASB ASC Topic 805, Business Combinations), as of January 1, 2009.

/s/ KPMG LLP

St. Louis, Missouri

July 28, 2011